KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Money Market Obligations Trust:

We consent to the use of our report dated September 26, 2011, with respect to the financial statements of the Federated Prime Obligations Fund, a portfolio of the Money Market Obligations Trust, as of July 31, 2011, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

June 22, 2012